UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

T Stamp Inc.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3017 Bolling Way NE, Floors 1 and 2,
Atlanta, Georgia, 30305

April 3, 2023

Dear Stockholder:

Since Trust Stamp was first founded in April 2016, we have sought to bring our innovative technology to a market in need of better methods of biometric analysis and certification over digital communication. It has been a long road from private seed funding, to public fundraising through offerings under Regulation A and Regulation Crowdfunding, to conducting fully registered offerings and being listed on the Nasdaq Stock Market.

Over those years, to meet the needs of investors and certain requirements, we have adopted multiple certificates of amendment to our certificate of incorporation. We now believe this is the correct time to consolidate those certificates into our Second Amended and Restated Certificate of Incorporation, which will be composed of the current governance of the Company, including enshrining the requirement found in our Bylaws for a quorum requirement of 33 1/3 of the outstanding shares of the company’s common stock for all shareholders meetings.

One update to our governance structure is staggering the retirement and reelection of all board members over a three-year cycle. The initial rotation will require one executive board member to retire and stand for reelection each year. Our current structure has all members of the board retiring and reelected each year which could result in a loss of continuity and disruption to the company.

The Second Amended and Restated Certificate of Incorporation will also eliminate the preferred stock that is currently authorized. We do not have any issued preferred stock and we believe that it is appropriate to require that management seeks approval from our shareholders if we ever want to issue preferred stock in the future.

We are not undertaking this vote by public meeting, but will be soliciting written consents from stockholders who will vote their own shares. You will find important information about the vote in the accompanying Notice of Written Consent in Lieu of Stockholder Meeting and Consent Solicitation Statement. We are sending most of our stockholders a one-page Notice of Written Consent in Lieu of Stockholder Meeting (the “Notice”) instead of sending a full set of printed materials. The Notice tells you how to access and review on the internet the important information contained in the consent solicitation. The Notice also tells you how to vote by written consent and how to request to receive a printed copy of our consent solicitation materials.

Your vote is important. You may vote by written consent over the Internet as described in the attached consent solicitation materials. You also may vote by mail if you timely request to receive printed copies of these consent solicitation materials in the mail. Voting will close when we have received majority approval by written consent. We encourage you to review the consent solicitation materials and vote as soon as possible, as the deadline for written consents is May 13, 2023.

Very truly yours,

/s/ Gareth Genner
Gareth Genner
Chief Executive Officer

3017 Bolling Way NE, Floors 1 and 2
Atlanta, Georgia, 30305
(404) 806-9906

CONSENT SOLICITATION STATEMENT

GENERAL INFORMATION

We are providing these consent solicitation materials to you in connection with the solicitation by the Board of Directors (the “Board”) of T Stamp Inc., a Delaware corporation, of written consents to approve the Second Amended and Restated Certificate of Incorporation (the “Second Restated Certificate”) of the Company which consolidates our previously adopted certificates of amendment, creates a classified board, and removes provisions which are no longer required. We are also seeking consents to ratify the previously approved reverse split of the stock of the Company.

When we use the term “Trust Stamp,” “Company,” “us,” “we,” or “our,” we mean T Stamp Inc. and its subsidiaries on a consolidated basis (unless context indicates otherwise).

Solicitation of Consents

Our Board has elected to seek approval for the Second Restated Certificate by written consent pursuant to Section 228 and Section 242 of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and the Amended and Restated Bylaws for the Company (the “Bylaws”) rather than calling a meeting of our stockholders. In addition, we are seeking ratification of the previously approved reverse stock split. We are soliciting consents from all holders of the Company’s Class A Common Stock, par value $0.01 (the “Common Stock”) as of the close of business on April 6, 2023 (the “Record Date”). Our Board does not intend to call a meeting of our stockholders to consider the Second Restated Certificate.

Holders of record of our Common Stock as of the Record Date are requested to return their written consents by no later than 5:00PM Eastern Time on May 13, 2023 (or such later date as the Board may determine) (the "Consent Deadline").  Stockholder approval of the matters covered by this consent solicitation will be deemed effective upon the Company receiving written affirmative consents from stockholders holding a majority of the outstanding Common Stock, provided that such written consents are received prior to the Consent Deadline.  If we do not receive the required number of consents prior to the Consent Deadline, any consents provided will be deemed to have expired.

Stockholders wishing to provide their approval to the matters covered by the consent solicitation should complete, sign, and date the accompanying written consent form (the "Consent Form") and return it in accordance the instructions set out therein as soon as possible.  Stockholders will be requested to indicate on their Consent Form whether they are "FOR", "AGAINST" or "ABSTAIN" with respect to the approval of the matters covered by this consent solicitation.  Stockholders that sign and return a Consent Form but do not indicate a choice on that Consent Form will be deemed to have consented "FOR" the approval of the matters.

If the shares of Common Stock to which a Consent Form relates are held by two or more joint Registered Holders, each such Registered Holder must sign the Consent Form. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other Registered Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person's authority to act on behalf of the Registered Holder. If shares of Common Stock are held in different names, a separate Consent Form must be executed covering each name.

If a Consent relates to fewer than all of the shares of Common Stock held of record as of the Record Date by the Registered Holder providing such Consent, such Registered Holder must indicate on the Consent Form the aggregate number of shares of Common Stock to which the Consent Form relates. Otherwise, the Consent Form will be deemed to relate to all of the shares of Common Stock registered in the name of the Registered Holder.

Vote required to approve the matters presented to stockholders.

In to approve the matters presented in this consent solicitation, Registered Holders (as defined below) holding greater than 50% of the total number of shares of our Common Stock outstanding on the Record Date must provide their written consent.  Each share of our Common Stock is entitled to one "vote" for every share of our Common Stock held of record on the Closing Date.

For additional information, see our Amended and Restated Certificate of Incorporation, and subsequent Amendments, filed as Exhibits 3.1, Exhibit 3.3, and Exhibit 3.4, respectively, to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023. Cumulative voting is not permitted.

We expect to begin furnishing these consent solicitation materials to stockholders on or about April 13, 2023.

A form of the Consent is attached as Appendix B to this consent solicitation statement.

What is the difference between a stockholder of record and a beneficial holder?

Many of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Colonial Stock Transfer Company, Inc. (“Colonial Stock Transfer”), you are the stockholder of record for those shares and are receiving consent solicitation materials directly from us. As the stockholder of record, you have the right to grant your Consent directly to us.

Beneficial Holder

If your shares are held in a stock brokerage account or by a bank or other nominee (commonly referred to as being held in “street name”), you are the beneficial holder of those shares. Your broker, bank, or other nominee is the stockholder of record. Beneficial holders will not be eligible to directly vote or consent to the Second Restated Certificate.  Persons holding shares Common Stock through a broker, bank, or other nominee should contact that party to inquire as to how to instruct them to consent, withhold consent or abstain to the Second Restated Certificate on your behalf.

How do I vote?

If you are a stockholder of record, you can provide your Consent over the internet at www.colonialstock.com/idai2023 by following the instructions you received from us in the mail or by email. If you requested to receive a full set of consent solicitation materials in the mail, you can also vote by mail using the Consent Form included with the materials.

Beneficial Holders and Broker Non-Votes

If you are a beneficial holder and you do not provide voting instructions to your broker, bank, or other nominee, that organization will determine if it has the discretionary authority to vote your shares on the particular matter. Under Nasdaq rules, these organizations have the discretion to vote your shares on routine matters, such as the Approval of Second Restated Certificate and Ratification.

What are the voting requirements for each matter?

Proposal	Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed	Effect of Broker Non-Vote
(1) To approve the Second Amended and Restated Certificate of Incorporation of the Company to consolidate previous amendments and remove provisions no longer having any effect	More votes FOR than AGAINST	No effect	Yes	No effect
(2) To ratify by a vote of all the stockholders, the approval of the reverse stock split effected on March 23, 2023	More votes FOR than AGAINST	No effect	Yes	No effect

What are the recommendations of the Board?

Our Board recommends that you vote:

●	“FOR” the approval of the Second Amended and Restated Certificate of Incorporation (Proposal 1); and
●	“FOR” the ratification of the reverse stock split (Proposal 2).

Who will pay the costs of soliciting votes for the solicitation of consents?

We will bear all expenses incurred in connection with the solicitation of consents. We will reimburse brokers, fiduciaries, and custodians for their costs in forwarding consent solicitation materials to beneficial owners of our Common Stock. Our directors, officers, and employees also may solicit consents by mail, telephone, and personal contact. They will not receive any additional compensation for these activities. We will send consent solicitation materials or additional soliciting materials to banks, brokers, other institutions, nominees, and fiduciaries, and these organizations will then forward the materials to the beneficial holders of our Common Stock. On request, we will reimburse these organizations for their reasonable expenses in forwarding these materials.

How can I find the results of the voting after the solicitation of consents?

We will announce voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the earlier of (1) receipt of majority approval for each item or (2) the Consent Deadline.

PROPOSAL 1 – APPROVAL OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Our Board has unanimously adopted a resolution approving the Second Amended and Restated Certificate of Incorporation of the Company, which consolidates the certificates of amendment previously adopted by the Board and stockholders, as well as removes provisions which are no longer in effect. Approval of Second Amended and Restated Certificate of Incorporation will grant the Board the authority, without further action by the stockholders, to file and make effective the Second Amended and Restated Certificate of Incorporation after the date stockholder approval for the amendment is obtained.

No Increase to the Authorized Shares of Common Stock, Elimination of Preferred Stock

The Second Restated Certificate does not increase the number of authorized shares of Common Stock of the Company. Rather, the Second Restated Certificate maintains the authorized amounts of 50,000,000 shares of Common Stock and eliminates the 2,000,000 shares of Preferred Stock.

Removal of Terms of the Preferred Stock

As there are no shares of Preferred Stock outstanding, the Board believes it is appropriate to remove the terms associated with the Preferred Stock, which was put into effect during the Company’s early fundraising activities.

Affirming Quorum Requirements

As part of an amendment to the Company’s Bylaws in December 2022, the Company established that a quorum of the stockholders may be met with the presence, in person or by proxy, of 33 1/3% of the outstanding shares of Common Stock of the Company. This quorum provision has been included in the Second Restated Certificate as well.

Adoption of Classified Board

Delaware law permits a company to establish a classified board of directors in its certificate of incorporation approved by stockholders. The Second Restated Certificate includes such a classified board provision which provides that directors will be classified into three classes as nearly equal in number as possible. One class (Class I) would hold office initially for a term expiring at the 2023 annual meeting of stockholders; another class (Class II) would hold office initially for a term expiring at the 2024 annual meeting of stockholders; and another class (Class III) would hold office initially for a term expiring at the 2025 annual meeting of stockholders. At each annual meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified.

The directors of the Company will be divided into classes as follows:

CLASS I:

•	Gareth Genner
•	William McClintock
•	Mark Birschbach

CLASS II:

•	Kristin Stafford

•	Andrew Gowasack

CLASS III:

•	Joshua Allen

•	Berta Pappenheim

By approving the Second Restated Certificate, stockholders will be approving the classified board with the classes set out above.

Our Board believes that staggered terms for directors provides stability and continuity in the Board’s leadership and policies, ensuring that a majority of directors will always be familiar with the Company’s long-term strategy and goals. This knowledge will assist the directors in fulfilling their duties to our stockholders, providing for greater effectiveness, which ultimately creates the potential for value for our stockholders. While management has not experienced any problems with such continuity in the past, it wishes to ensure that this experience will continue. The Board does not believe that electing directors to staggered terms will reduce their accountability to our stockholders. Regardless of their term, all directors will have the same duties and responsibilities to our stockholders.

The Board also believes that the classified board will assist the Board in protecting the interests of the Company’s stockholders against potentially coercive takeover tactics where a party might attempt to acquire control of the Company on terms that do not offer the greatest value to all stockholders. The classified board provision in the Second Restated Certificate will significantly extend the time required to effect a change in control of the Board and may discourage hostile takeover bids for the Company. Currently, a change in control of the Board can be made by stockholders holding a plurality of the votes cast at a single annual meeting. By implementing a classified board of directors, it will take at least two annual meetings for even a majority of stockholders to make a change in control of the Board, because only a minority of the directors will be elected at each meeting.

Because of the additional time required to change control of the Board, the classified boards tend to perpetuate present management, which may be viewed as a disadvantage in some circumstances. Without the ability to obtain immediate control of the Board, a takeover bidder will not be able to take action to remove other impediments to its acquisition of the Company. While the classified board is not intended as a takeover-resistive measure in response to a specific threat, it may discourage the acquisition of large blocks of the Company’s shares by causing it to take longer for a person or group of persons who acquire such a block of shares to effect a change in management. Adoption of a classified board will also make it more difficult for the stockholders to change the composition of the Board even if the stockholders believe such a change would be desirable.

Procedure for Effecting the Second Restated Certificate

If this proposal is approved by our stockholders, our Board will cause the Second Restated Certificate to become effective by filing the Second Restated Certificate with the Secretary of State of the State of Delaware. The Second Restated Certificate will become effective on the date that it is filed.

Discretionary Authority of the Board to Abandon the Second Restated Certificate

The Board reserves the right to abandon the Second Restated Certificate without further action by our stockholders at any time before the effectiveness of the Second Restated Certificate, even if the Second Restated Certificate has been authorized by the consents of the stockholders. By voting in favor of the Second Restated Certificate, you are expressly also authorizing our Board to determine not to proceed with, and abandon, the Second Restated Certificate if it should so decide.

Appendix Relating to the Second Restated Certificate

The form of the Second Restated Certificate relating to this proposal, which we would file with the Secretary of State of the State of Delaware, is attached to this consent solicitation statement as Appendix A.

Vote Required

The affirmative vote of stockholders that represent a majority of the voting power entitled to vote on the Second Restated Certificate is required to approve the Second Restated Certificate. Abstentions will be treated as votes against this proposal and broker non-votes will have no effect on the outcome of this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 1 - THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (AS AMENDED)

PROPOSAL 2 – RATIFICATION OF THE REVERSE SPLIT

On February 15, 2023, our Board unanimously approved, a reverse stock split of the Company’s Class A Common Stock. Following approval by the Board, on February 20, 2023, the Company received approval from a majority of the stockholders of the Company by written consent, pursuant to Delaware corporate law. Pursuant to the reverse split, every five (5) outstanding shares of Class A Common Stock was combined and became one (1) share of Class A Common Stock, rounding up to the nearest whole number of shares (the “Reverse Split”).

We are seeking ratification of the Reverse Split in this proxy statement because, although we filed an Information Statement on Schedule 14C with the SEC on March 3, 2023 and provided such information statement to stockholders, we did not file a proxy statement on Schedule 14A to solicit stockholder approval. The stockholders that signed the written consent included officers and directors of the Company and stockholders who voted their own shares through the written consent. If it was determined that the failure to file a proxy statement was contrary to the rules and regulations under the Exchange Act, we could be subject to penalties, fines, or damages.

In order to avoid any uncertainty with respect to the approval of the Reverse Split, the Board has determined that it is advisable to submit this proposal to stockholders to ratify the Reverse Split.

Description of the Reverse Split

Pursuant to the Reverse Split, as of March 23, 2023, every five (5) outstanding shares of Class A Common Stock was combined and became one (1) share of Class A Common Stock, rounding up to the nearest whole number of shares.

Prior to the Reverse Split, the Company had 25,584,242 shares of Class A Common Stock issued and outstanding. Immediately following the Reverse Split the Company has approximately 5,121,607 shares of Class A Common Stock issued and outstanding, including 262,546 shares held by TSIH and round ups from the Reverse Split reported to the Company after the close of business on March 30, 2023.

The par value of the Class A Common Stock was not changed nor were the number of authorized shares reduced in connection with the Reverse Split. The Board determined that the availability of additional shares was necessary to consummate future financing transactions. The availability of additional shares will also permit the Board to issue shares, or instruments convertible into or exercisable for such shares, for general corporate purposes.

The Reverse Split was in the same ratio for all shares of Class A Common Stock. All holders of Class A Common Stock were affected uniformly by the Reverse Split, resulting in no effect on the proportionate holdings of any of our stockholders, except for possible changes due to the treatment of fractional shares resulting from the Reverse Split. In lieu of issuing fractional shares, the Company rounded up in the event a stockholder was entitled to receive less than one share of Class A Common Stock as a result of the Reverse Split. In addition, the split did not affect any holder of Class A Common Stock’s proportionate voting power (subject to the treatment of fractional shares), and all shares of Class A Common Stock remained fully paid and non-assessable.

The Reverse Split was made effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware with an effective date of March 23, 2023.

The following chart reflects the changes in our capital structure following the Reverse Split, the top row reflecting the pre-split capital structure and the bottom row reflecting the post-split capital structure:

Authorized Shares of Class A Common Stock	Issued and Outstanding Shares		Reserved but Unissued	Available for Issuance
50,000,000	25,584,242		10,707,081	13,708,677
50,000,000	5,121,607	(1)	2,141,417	42,736,976

(1)	Includes 262,546 shares held by TSIH.

Reasons for the Reverse Split

In determining to authorize the Reverse Split, and in light of the foregoing, our Board considered, among other things, the requirements of Nasdaq Capital Market to maintain a trading price above $1.00 per share, and to have additional authorized shares available in the event the Company requires additional financing to maintain or grow operations.

In evaluating whether or not to authorize the Reverse Split, in addition to the considerations described above, our Board also took into account various negative factors associated with reverse stock splits. These factors include:

●	the negative perception of reverse stock splits held by some investors, analysts and other stock market participants;

●	the fact that the stock price of some companies that have implemented reverse stock splits has subsequently declined back to pre-reverse stock split levels; and

●	the adverse effect on liquidity that might be caused by a reduced number of shares outstanding, and the potential concomitant downward pressure decreased liquidity could have on the trading price of our Class A Common Stock.

Also, other factors such as our financial results, market conditions, and the market perception of our business may adversely affect the market price of our Class A Common Stock. As a result, there can be no assurance that the price of our Class A Common Stock would be maintained at the per share price in effect immediately following the effective time of the Reverse Split.

Stockholders should recognize that the Reverse Split resulted in stockholders owning a fewer number of shares than they previously owned (a number equal to the number of shares owned immediately prior to the Reverse Split divided by five). While we expect that the Reverse Split will result in an increase in the per share price of our Class A Common Stock, the Reverse Split may not increase the per share price of our Class A Common Stock in proportion to the reduction in the number of shares of our Class A Common Stock outstanding. It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects, and other factors that may be unrelated to the number of shares outstanding. The history of similar reverse splits for companies in similar circumstances is varied.

If the per share price of our Class A Common Stock declines following the Reverse Split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the liquidity of our Class A Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

In addition, the Reverse Split has likely increased the number of stockholders who own “odd lots” (stock holdings in amounts of less than 100 shares, in this case often one share). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Any reduction in brokerage commissions resulting from the Reverse Split may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the split.

Finally, following the Reverse Split the number of authorized but unissued shares of our Class A Common Stock relative to the number of issued shares of our Class A Common Stock was increased. This increased number of authorized but unissued shares of our Class A Common Stock could be issued by the Board without further stockholder approval, which could result in dilution to the holders of our Class A Common Stock. The perception that the Company may be able to dilute investors may place downward pressure on the market price for our Class A Common Stock.

Exchange Act Matters

Our Class A Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split, does not affect the registration of our Class A Common Stock under the Exchange Act or our reporting or other requirements thereunder. Our Class A Common Stock is currently traded following the Reverse Split on the Nasdaq Capital Market under the symbol “IDAI”, subject to our continued satisfaction of the Nasdaq Capital Market listing requirements. Note, however, that the CUSIP number for our Class A Common Stock changed in connection with the Reverse Split and is reflected on new certificates issued by the Company and in electronic entry systems.

Number of Shares of Class A Common Stock and Number of Stockholders

The Reverse Split has the following effects on the number of shares of Class A Common Stock:

1. Each five (5) shares of our Class A Common Stock owned by a stockholder immediately prior to the Reverse Split became one (1) share of Class A Common Stock after the Reverse Split;

2. All outstanding but unexercised options and warrants entitling the holders thereof to purchase shares of our Class A Common Stock will enable such holders to purchase, upon exercise of their options or warrants, one-fifth of the number of shares of our Class A Common Stock that such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Split, at an exercise price equal to five times the exercise price per share specified before the Reverse Split, resulting in approximately the same aggregate exercise price being required to be paid upon exercise thereof immediately preceding the Reverse Split.

Rounding in Lieu of Issuing Fractional Shares

The Company has not issued fractional shares in connection with the Reverse Split. Instead, the Company rounded up to the nearest whole share any stockholder’s share ownership to the extent such stockholder would have been entitled to receive less than one share of Class A Common Stock or greater as a result of the Reverse Split.

Accounting Matters

The Reverse Split does not affect total stockholders’ equity on our balance sheet. However, because the par value of our Class A Common Stock will remain unchanged, the components that make up total stockholders’ equity has changed by offsetting amounts. As a result of the Reverse Split, the stated capital component attributable to our Class A Common Stock has been be reduced to an amount equal to one-fifth of its present amount, and the additional paid-in capital component has been increased by the amount by which the stated capital is reduced. The per share net loss and net book value per share of our Class A Common Stock has been increased as a result of the Reverse Split because there are fewer shares of our Class A Common Stock outstanding.

Certain U.S. Federal Income Tax Consequences

The discussion below is only a summary of certain U.S. federal income tax consequences of the Reverse Split generally applicable to beneficial holders of shares of our Class A Common Stock and does not purport to be a complete discussion of all possible tax consequences. This summary addresses only those stockholders who held their pre-Reverse Split shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and continue to hold the post-Reverse Split shares as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such stockholder and also as to any estate, gift, state, local, or foreign tax considerations arising out of the Reverse Split.

We believe the Reverse Split qualifies as a recapitalization for U.S. federal income tax purposes. As a result,

●	Stockholders should not recognize any gain or loss as a result of the Reverse Split.

●	The aggregate basis of a stockholder’s pre-Reverse Split shares has become the aggregate basis of the shares held by such stockholder immediately after the Reverse Split.

●	The holding period of the shares owned immediately after the Reverse Split includes the stockholder’s holding period before the Reverse Split.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. Federal tax penalties. It was written solely in connection with the solicitation of stockholder votes with regard to a proposed reverse split of our Common Stock.

Vote Required

The affirmative vote of stockholders that represent a majority of the voting power entitled to vote on the ratification of the Reverse Split is required to ratify the Reverse Split. Abstentions will be treated as votes against this proposal and broker non-votes will have no effect on the outcome of this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 2 - RATIFICATION OF THE REVERSE SPLIT.

EXECUTIVE OFFICERS AND DIRECTORS

				Approximate
			Date Appointed	hours per
			to	week for
			Current	part- time
Name	Position	Age	Position	employees
Executive Officers
Gareth Genner	Chief Executive Officer	63	January 01, 2016	N/A (Full-Time)
Andrew Gowasack	President	31	January 01, 2016	N/A (Full-Time)
Alex Valdes	Chief Financial Officer, & Board Secretary	33	August 29, 2016	N/A (Full-Time)
Andrew Scott Francis	Chief Technology Officer	49	August 28, 2016	N/A (Full-Time)

Directors
Gareth Genner	Chief Executive Officer	63	January 01, 2016	N/A (Full-Time)
Andrew Gowasack	President	31	January 01, 2016	N/A (Full-Time)
Mark Birschbach*		46	August 20, 2018
Joshua Allen (1)	EVP	45	January 08, 2021	N/A (Full-Time)
William McClintock*		80	January 01, 2021
Kristin Stafford*		52	December 1, 2021
Berta Pappenheim*		43	December 1, 2021

Significant Employees
John Wesley Bridge	EVP	56	May 01, 2019	N/A (Full-Time)
Kinny Chan	Chief Commercial Officer	43	March 12, 2020	N/A (Full-Time)
Norman Hoon Thian Poh	Chief Science Officer	47	September 01, 2019	N/A (Full-Time)

*Independent Director

(1)         Pursuant to an oral agreement entered into with FSH Capital as a pre-condition to their investment (and subsequently confirmed by resolution of the Board of Directors of the Company), FSH Capital has the right to nominate one (1) director of the Company. Joshua Allen has been nominated by FSH Capital.

Directors

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified.

Set forth below is a brief description of the background and business experience of our current executive officers and directors.

Gareth Genner, Chief Executive Officer, Director

With over 20 years’ experience in founding, operational, and advisory capacities, Gareth provides Trust Stamp with technical, managerial, and visionary skills, as well as legal expertise. Gareth has successfully conceptualized, implemented, scaled, and exited multiple businesses including a cloud storage enterprise which was sold and an online educational platform which was acquired by a non-profit educational entity. Immediately prior to Trust Stamp Gareth served as full-time CEO of Edevate LLC, President of Pontifex University, as well as part-time Chancellor of Holy Spirit College. Gareth now serves as unpaid President of Pontifex University and Holy Spirit College which are merged and managed by a professional team. A British lawyer by training, Gareth holds a U.S. LLM in International Taxation & Financial Service Regulation.

Andrew Gowasack, President, Director

An economist by education, Andrew began his career in financial services sales and marketing. Although Trust Stamp is Andrew’s first start-up, he has immersed himself in the lean-start-up environment by completing multiple incubator programs, each of which provided a unique perspective and honed a distinct set of startup skills. Andrew is actively committed to ongoing learning, studying at world-class institutions. He completed Harvard Business School’s HBX CORe program and, through MIT Sloan School of Management, he has completed courses in design thinking and business innovation and application of blockchain technologies. Prior to joining Trust Stamp, Andrew worked at Ashford Advisers, a financial services company, where he worked as a Marketing Coordinator. As President, Andrew oversees business development and operations, and acts as Chief Product Evangelist.

Alex Valdes, Chief Financial Officer, Executive Vice President, Board Secretary

Before graduating college, Alex founded and operated four separate companies to pay his way through college. Before graduating, Alex spent 15 months studying abroad in Mexico where he launched an innovative microfinance lending system in partnership with the Yucatan State Department of Economic Development. From 2007 to 2012, Alex successfully exited each of the businesses and completed his degree in accounting at The University of Georgia. Alex qualified as both a CMA and CPA and worked in public accounting from 2014 to 2016 as a strategy consultant. In January of 2016, Alex became an Advisor for Trust Stamp. After 9 months as an Advisor, Alex joined the Company full-time and now serves as the Chief Financial Officer, EVP, & Board Secretary.

Andrew Scott Francis, Chief Technology Officer

Prior to joining Trust Stamp as CTO, Scott served for 9 years in the Program Management Office with Google. This role was very entrepreneurial in nature as he was tasked with helping oversee the creation and development of a global PMO team spread across multiple data centers across the US and Europe, essentially acting as a startup intrapreneur. Prior to Google, Scott served for 10 years in a number of startup companies in Atlanta, Austin, and Silicon Valley in software programming, management, and configuration management roles. As CTO, Scott oversees the Company’s software development team and programs, has responsibility for the Company’s hardware and software assets and plays a key role in working with the Company’s clients on all technical aspects of the relationship.

William McClintock, Chairman of the Board

Bill McClintock is a well-respected figure within the United Kingdom property market, having been involved in real estate for over fifty years. During that time, he had also been Managing Director of Royal Life Estates South with a chain of two hundred and fifty offices. He successfully exited Cornerstone Estate Agencies (three hundred and forty-seven offices), when it was purchased from Abbey National plc., and subsequently joined Hamptons as International Development Director with specific responsibility for business generated in the markets of Hong Kong, Singapore, and Malaysia. In 2003 he became the Chief Operating Officer of The Ombudsman for Estate Agents for the UK and in 2007 became Chairman, a post he held until the end of 2015.

Mark Birschbach, Independent Director

Mark is the Senior Vice President of Strategic Business, Innovation & Technology at the National Association of REALTORS. Mark and his team drive innovation in real estate and benefits to NAR members through strategic relationships with a broad range of business and technology players around the globe. Those strategic relationships drive significant non-dues revenue, return on investment, and cost savings to NAR members. Mark drives the success NAR’s tech investment portfolio through Second Century Ventures, the most active investor in real estate technology; the award-winning REACH technology accelerator, with operations in the US, Australia, Canada and the UK; Mark leads NAR’s strategy and innovation efforts through the creation of NAR’s Emerging Technology group, the Innovation, Opportunity, and Investment (iOi) Summit, NAR’s Strategic Think Tank, Big Tech Initiatives, and other strategic projects. Mark also leads NAR’s Realtor Benefits® Program, NAR’s top level domain businesses with realtor and real estate, NAR’s Products business, MVP program; manages NAR’s relationship with Move Inc., operator of Realtor.com.

Joshua Allen, EVP, Director

Josh acts as Trust Stamp’s EVP of Mergers and Acquisitions in addition to serving as a director, having spent over 20 years in private equity, venture capital, and non-profit management. He serves on the Board of Directors of several charitable and educational organizations. Josh has applied entrepreneurial models of operation to several US domestic and international non-profit organizations, transforming them into effective leaders in their respective spaces. Josh’s M&A transactional expertise is centered around financial services and technology.

Kristin Stafford, Independent Director

Kristin Stafford is a successful serial entrepreneur specializing in SaaS and enterprise platforms supporting global compliance and background screening. Kristin is the co-founder and CEO of Vital4, a global enterprise, cloud-based platform, which provides instant data screening to support compliance, background screening, due diligence and more, on a global scale. Kristin has served as CEO of Vital4 from its inception in February 2016, and still serves as its CEO as of the date of this this consent solicitation.

Kristin is the co-founder and former managing partner of one of the first independent wholesale international background screening firms in the US – International Screening Solutions, Inc. Kristin managed and developed the company from 2009 and 2015, helping to lead the company from the ground-up into a multi-million-dollar business that recently sold the platform she designed to Dun and Bradstreet in 2021.

Kristin has more than 20 years of experience in operations management, process architecture, and software development. She has organized and managed teams of over 100 employees and consultants and brings to the table a vast array of experience in facilitating the requirements of corporate clients in the development and implementation of operations systems management and software development. Before entering the international background screening space, she managed the financial operations of a large Atlanta-based financial services corporation, served as a senior consultant for Delta Technology and Northern Trust Bank, and held a management role within a start-up division of GE Capital.

In her off time, Kristin is usually found surrounded by family and friends or travelling with her three children, husband Scott, and her three fur babies Chubbs, Mable, and Dipper.

Berta Pappenheim, Independent Director

Berta Pappenheim is the CEO and co-founder of The CyberFish Company, an organizational psychology and industry-leading cybersecurity company that assesses and improves the cybersecurity incident response capabilities of its clients. Prior to co-founding The CyberFish in January 2018, Berta worked as an occupational psychologist, delivering competency-based assessment programs in the financial and professional services, natural resources, and manufacturing industries. From July 2012 to January 2017, Berta was the Managing Director of a cyber threat intelligence consulting firm, Tempest Security Intelligence, where she established and cultivated the firm’s first international office in the UK.

Berta holds a Masters in Social Sciences from the University of Linköping in Sweden and currently studies towards an MSc in Neuroscience at King’s College London.

Family Relationships

There are no family relationships among any of our executive officers and directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal years ended December 31, 2022 and 2021 by (i) our principal executive officer and (ii) our two most highly compensated executive officers, other than our principal executive officer, who were serving as executive officers as of December 31, 2022 and whose total compensation for the 2022 fiscal year, as determined by Regulation S-K, Item 402, exceeded $100,000 (collectively referred to as the “Named Executive Officers”):

Summary Compensation Table

								Non-Qualified
							Non-Equity	Deferred
			Cash	Stock		Option	Incentive Plan	Compensation	All Other
	Year	Salary	Bonus	Award		Awards	Compensation	Earnings	Compensation	Total
Gareth Genner,	2021	$250,470	$125,235	$62,618	(4)	$—	$—	$—	$—	$438,323
Chief Executive Officer (1)	2022	$325,000	$—	$—		$—	$—	$—	$—	$325,000

Andrew Gowasack, President (2)	2021	$250,470	$—	$125,235	(4)	$—	$—	$—	$—	$375,705
	2022	$262,994	$—	$—		$—	$—	$—	$—	$262,994

Kinny Chan,	2021	$228,000	$—	$927,255	(4)	$—	$—	$—	$—	$1,155,255
Chief Commercial Officer (3)	2022	$239,400	$—	$—		$—	$—	$—	$—	$239,400

(1)         Mr. Genner earned the compensation shown in the table above pursuant to the terms of his employment agreement, filed as Exhibit 10.2 to this report. Pursuant to Mr. Genner’s employment agreement, he is entitled to an annual bonus (as described under “Elements of Compensation – Bonus” further below). The cash bonus earned in 2021 was awarded to Mr. Genner in 2022. As of the date of this report, the Company’s Board of Directors has not yet determined the bonus amount that Mr. Genner is entitled for the year ended December 31, 2022. See “Elements of Compensation” below for information on how the amount of bonuses are determined by the Company.

(2)         Mr. Gowasack earned the compensation shown in the table above pursuant to the terms of his employment agreement. Pursuant to Mr. Gowasack’s employment agreement, he is entitled to an annual bonus (as described under “Elements of Compensation – Bonus” further below). The stock bonus earned in 2021 was awarded to Mr. Gowasack in 2022. As of the date of this report, the Company’s Board of Directors has not yet determined the bonus amount that Mr. Gowasack is entitled for the year ended December 31, 2022. See “Elements of Compensation” below for information on how the amount of bonuses are determined by the Company.

(3)         Mr. Chan earned the compensation shown in the table above pursuant to the terms of his employment agreement. Pursuant to Mr. Chan’s employment agreement, he is entitled to an annual bonus (as described under “Elements of Compensation – Bonus” further below). The stock bonus earned in 2021 was awarded to Mr. Chan in 2022. As of the date of this report, the Company’s Board of Directors has not yet determined the bonus amount that Mr. Chan is entitled for the year ended December 31, 2022. See “Elements of Compensation” below for information on how the amount of bonuses are determined by the Company. Mr. Chan is a non- executive officer of the Company.

(4)         Represents the value of RSUs for Class A Common Stock that were granted in 2021 as compensation for services rendered. These RSUs became fully vested on January 2, 2023.

Director Compensation

For the fiscal year ended December 31, 2022 the Company paid our directors as a group $132 thousand for their services as directors. There are eight directors as of December 31, 2022.

Elements of Compensation

Base Salary

For the year ended December 31, 2022, Messrs. Genner, Gowasack, and Chan received a fixed base salary in an amount determined in accordance with their employment agreements with the Company. Factors influencing the salary of each of these individuals include:

•       The nature, responsibilities and duties of the officer’s position;

•       The officer’s expertise, demonstrated leadership ability and prior performance;

•       The officer’s salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and

•       The competitiveness of the market for the officer’s services.

Bonus

Each executive officer that has an employment agreement with the Company is entitled to receive an annual bonus of not less than 50% nor more than 100% of such officer’s Base Salary (the “Bonus”) in accordance with and based on achievement of criteria established from year to year by the Board of Directors of the Company, provided that such officer is employed as of the date the Bonus is paid. The Bonus may be in the form of cash or stock awards (i.e. a number of shares of the Company’s capital stock with a cash value equal to 50% to 100% of the officer’s Base Salary). Bonuses for services in a particular fiscal year are generally determined and issued during the following fiscal year.

Stock Awards

For the year ended December 31, 2022, we awarded 119,742 Restricted Stock Units to our named executive officers with 109,724 vesting on January 2, 2023 and 10,019 vesting on January 2, 2024. For the year ended December 31, 2021, we awarded 23,710 Restricted Stock Units to our named executive officers with all vesting on January 2, 2023.

Equity Incentive Plans

As of the date of this report, the Company does not have a formal equity incentive plan pursuant to which it can issue awards.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of shares of Class A Common Stock underlying outstanding equity incentive plan awards for each named executive officer and director as of December 31, 2022.

	Option Awards					Stock Awards
									Equity
			Equity					Equity	incentive
			incentive					incentive	plan awards:
			plan awards:				Market	plan awards:	Market or payout
	Number	Number	Number of			Number	value of	Number of	value of
	of securities	of securities	securities			of shares or	shares of	unearned shares,	unearned shares,
	underlying	underlying	underlying			units of	units of	units or other	units or other
	unexercised	unexercised	unexercised	Option	Option	stock that	stock that	rights that	rights that
	options (#)	options (#)	unearned	exercise	expiration	have not	have not	have not	have not
Name	exercisable	unexercisable	options (#)	price ($)	date	vested (#)	vested ($)	vested (#)	vested ($)
Gareth Genner	—	—	—	—	—	14,583	$35,072	—	—
Andrew Gowasack	—	—	—	—	—	29,167	$70,147	—	—
Mark Birschbach	—	—	—	—	—	—	$—	—	—
David Story	—	—	—	—	—	3,420	$8,225	—	—
Joshua Allen	—	—	—	—	—	9,632	$23,164	—	—
William McClintock	—	—	—	—	—	9,252	$22,251	—	—
Andrew Scott Francis	—	—	—	—	—	18,166	$43,689	—	—
Alexander Valdes	—	—	—	—	—	18,819	$45,260	—	—
Kristin Stafford	—	—	—	—	—	—	$—	—	—
Berta Pappenheim	—	—	—	—	—	—	$—	—	—
Kinny Chan	—	—	—	—	—	99,705	$239,790	—	—

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets out, as of March 30, 2023 the voting securities of the Company that are owned by executive officers and directors, and other persons holding more than 5% of any class of the Company’s voting securities or having the right to acquire those securities.

	Amount		Amount
	and		and
	nature of		nature of		Percent
	beneficial		beneficial		of
Name and Address of Beneficial Owner	ownership		acquirable		class (1)
Named Officers and Directors
Gareth Genner, Chief Executive Officer, 3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305	159,405	(9)	14,583	(2)	3.28%
Andrew Gowasack, President, 3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305	238,228		29,167	(2)	4.91%
Alexander Valdes, Chief Financial Officer, 3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305	63,362	(10)	18,819	(2)	1.31%
Joshua Allen, Director, Level 1, Tagliaferro Business Centre, High Street, Sliema, SLM 1551, Malta	—		24,660	(2)(3)(6)	0.00%
Tracy Ming, Financial Controller, 3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305	11,885		2,000	(2)	0.24%
William McClintock, Independent Non-Executive Director, Hub 8, Unit 2 The Brewery Quarter, High St, Cheltenham GL50 3FF, United Kingdom	13,716		18,504	(2)(7)	0.28%
Mark Birschbach, Independent Non-Executive Director, 3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305	—		—		0.00%
Kristin Stafford, Independent Non-Executive Director, 3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305	25		209	(3)	0.00%
Berta Pappenheim, Independent Non-Executive Director, 3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305	—		—		0.00%
All executive officers and directors as a group (9 persons)	486,621		107,942	(3)	10.02%
Other 5% Holders
REach Ventures 2017 LP, 430 North Michigan Ave, Ninth Floor, Chicago, IL 60611	601,924	(8)	729,545	(3)(4)	12.40%
FSH Capital, LLC, 311 S Division St, Carson City, NV, 89703-4202 (3)	282,466		—		5.82%
Bravo One Company Inc as Trustee for the Hummingbird Trust	282,468		—		5.82%

(1)            Based on 4,854,332 shares of Class A Common Stock outstanding as of March 30, 2023. We note that the Company has recently approved an amendment to its Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s Class A Common Stock. See “Reverse Split” further below.

(2)            Represents shares of Class A Common Stock issuable pursuant to RSUs that vest on January 2, 2023.

(3)            Issuable at the holder’s request at any time.

(4)            Represents shares of Class A Common Stock issuable to Second Century Ventures, LLC (524,599) and REach Ventures 2017 LP (186,442) upon the exercise of warrants any time at the option of the holder and shares of Class A Common Stock issuable to Second Century Ventures, LLC (20,046) at any time upon request pursuant to RSUs.

(5)            Voting and dispositive control of the shares held by FSH Capital, LLC is held by Sally R. Hanna, the Company’s Manager.

(6)            Represents shares of Class A Common issuable at any time upon request pursuant to RSUs and grants (15,028).

(7)            Represents shares of Class A Common issuable at any time upon request pursuant to RSUs (9,252).

(8)            Represents shares of Class A Common held by Second Century Ventures, LLC (521,795) and Reach Ventures, LLC (80,129).

(9)            Represents shares of Class A Common Stock held by Gareth Genner’s spouse, Barbara Genner (159,405).

(10)          Represents shares of Class A Common Stock held by Alexander Valdes’ spouse, Victoria Valdes (250) and New Direction Trust Company as Custodian FBO Alexander J. Valdes ROTH IRA (500). Alexander J. Valdes ROTH IRA is wholly owned by Alexander Valdes.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Second Century Ventures - Promissory Note and Warrant Agreement

On April 22, 2020, the Company entered a promissory note for $350,000 with Second Century Ventures (“SCV”) in which the Company received net proceeds of $345,000. Mark Birschbach, a director of the Company is the Managing Director of SCV. The unpaid principal, together with any then unpaid and accrued interest and any other amounts payable was due and payable on April 22, 2021 or in an event of default or a change in control as defined in the agreement and was repaid on time. The note accrued interest at a rate of 8% per annum, compounded monthly. The outstanding principal of $350 thousand and interest of $29 thousand was paid off on April 22, 2021.

Concurrently with the issuance of the note on April 22, 2020, the Company entered into a warrant agreement to purchase shares of Class A Common Stock of the Company with SCV. Pursuant to the warrant agreement, the Company issued SCV a warrant to purchase 15,000 shares at a strike price of $0.01 per share through April 22, 2021. At the expiration of the warrant agreement the warrants will be automatically exercised if the fair market value of the exercise shares exceeds the exercise price. If at any time during the term the fair market value of the exercise shares exceeds five times the exercise price, the Company shall provide SCV written notice and SCV may elect to exercise the warrant. If at any time during the term of the warrant agreement any portion of the shares of Class A Common Stock are converted to other securities, the warrants shall become immediately exercisable for that number of shares of the other securities that would have been received if the warrant agreement had been exercised in full prior to the conversion and the exercise price shall be adjusted. These warrants were exercised on April 22, 2021 at $0.01 per share.

Other than the transactions listed above and payment of compensation under employment contracts, no officer, director or holder of a 10% or greater interest in the equity of the Company (or family member thereof) has entered into any proposed or current transaction with the Company that exceeds $120,000 or 1% of the average of the Company’s total assets for the last two completed fiscal years.

Secured Loan Agreements with Alex Valdes, Andres Scott Francis, and David Story.

The Company entered into three Secured Loan Agreements with certain of its officers and directors on August 16, 2017 – one with Alex Valdes, the Company’s Chief Financial Officer, one with Andrew Scott Francis, the Company’s Chief Technology Officer, and one with David Story, the Managing Director of a company subsidiary. The Company issued certain shares of the Company’s Class A Common Stock to these individuals in exchange for $225,000 in notes receivable. Interest accrues on these Secured Loan Agreements at a rate equal to the Wall Street Journal Prime Rate and accrues interest on a compounded basis annually, provided, however, that so long as the loan holders remain employed by the Company, the interest rate shall be abated to the Applicable Federal rate at August 2017 of 0.96% per annum. The Secured Loan Agreements originally had a maturity date of August 16, 2020. However, the Company subsequently entered into loan extension agreements with each of Alex Valdes, Andrew Scott Francis, and David Story to extend the maturity date of the loans to August 16, 2022. As of June 30, 2021, there was a total of $233,362 in principal and accrued interest due to the Company on these loans, with $77,787 owed by Alex Valdes, Andrew Scott Francis, and David Story, respectively. On November 18, 2021, David Story repaid to the Company the entire outstanding balance on his Secured Loan Agreement, resulting in Mr. Story’s Secured Loan Agreement being satisfied, and having no further force or effect. Additionally on November 18, 2021, the Company and each of Alex Valdes and Andrew Scott Francis agreed to cancel their respective outstanding Secured Loan Agreements with the Company, with any amounts owed by Alex Valdes and Andrew Scott Francis to the Company pursuant to their Secured Loan Agreements being forgiven by the Company. The Company will record the forgiveness of the outstanding balance of these loans as 2021 bonus compensation to each of Alex Valdes and Andrew Scott Francis equal to the amounts outstanding respectively as of November 18, 2021 on each Mr. Valdes’ and Mr. Francis’ Secured Loan Agreements. As a result of the foregoing, as of the date of this report, the balances previously owed to the Company under the Secured Loan Agreements are no longer outstanding obligations of the Messrs. Story, Valdes, or Francis.

Mutual Channel Agreement

On November 15, 2020, the Company entered into a Mutual Channel Agreement with Vital4Data, Inc., a company at which Kristin Stafford serves as Chief Executive Officer, who is a current Director of the Company. Pursuant to the agreement, the Company engaged Vita4Data, Inc. as a non-exclusive sales representative for the Company’s products and services. Vital4Data, Inc. is entitled to compensation in the form of commissions, receiving a 20% of commission-eligible on net revenue from sales generated by Vital4Data, Inc. in the first year of the contract term, which is reduced to 10% in the second year, and 5% in the third year. The Company has not paid Vital4Data, Inc. any commissions pursuant to this agreement to date.

HOUSEHOLDING INFORMATION

We have adopted a practice called “householding.” This practice allows us to deliver only one copy of certain of our stockholder communications (such as our annual reports, or our consent solicitation materials) to stockholders who have the same address and last name and who do not participate in email delivery of these materials, unless one or more of these stockholders notifies us that he or she would like to receive an individual copy of these notices or materials. If you share an address with another stockholder and receive only one set of consent solicitation-related materials and would like to request a separate copy for this consent solicitation or for any future meetings or stockholder communications, please send your written request to T Stamp Inc., 3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305, Attention: Board Secretary, or call us at (404) 806-9906. Upon written or oral request, we will promptly deliver a separate copy to you. Similarly, you may also contact us through either of these methods if you receive multiple copies of consent solicitation-related materials and other stockholder communications and would prefer to receive a single copy in the future.

FUTURE STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2023 proxy statement pursuant to SEC Rule 14a-8 must submit the proposal so that it is received by us no later than July 26, 2023, unless the date of our 2023 Annual Meeting is more than 30 days before or after December 15, 2023, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to T Stamp Inc., 3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305, Attention: Board Secretary.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees for the 2023 Annual Meeting of Stockholders in accordance with Exchange Act Rule 14a-19 must provide notice to our principal executive offices at the address above no later than October 16, 2023. Any such notice of intent to solicit proxies must comply with all the requirements of SEC Rule 14a-19.

WHERE YOU CAN FIND MORE INFORMATION

Trust Stamp files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Trust Stamp’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at www.truststamp.ai, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

You can obtain any of the documents listed above from the SEC, through the website of the SEC at the address described above or from us by requesting them in writing or by telephone at the following address:

T Stamp, Inc.

Attention: Board Secretary

3017 Bolling Way NE, Floors 1 and 2,

Atlanta, Georgia, 30305, USA

(404) 806-9906

This document is a consent solicitation statement of Trust Stamp. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this proxy statement information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. We incorporate by reference each document we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this consent solicitation statement and before the Consent Deadline (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein). We also incorporate by reference in this consent solicitation statement the following documents filed by us with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 30, 2023, as amended.

We undertake to provide without charge to each person to whom a copy of this consent solicitation statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this consent solicitation statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this consent solicitation statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the address and telephone number set forth above under “Where You Can Find More Information.”

Other Matters

There are no other matters known to the Board that are to be addressed through this consent solicitation statement.

By Order of the Board of Directors,

/s/ Gareth Genner
Gareth Genner
Chief Executive Officer

April 3, 2023

Appendix A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

T STAMP INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

T Stamp Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.            That the name of this corporation is T Stamp Inc. and this corporation was incorporated pursuant to the General Corporation Law on April 11, 2016.

2.            This corporation has previously amended the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, pursuant to Certificates of Amendment made effective with the Secretary of State on March 26, 2020, August 18, 2021, February 1, 2023 and March 23, 2023.

3.            That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation to consolidate the above referenced Certificates of Amendment, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

ARTICLE I: NAME

The name of this corporation is T Stamp Inc. (the “Corporation”).

ARTICLE II: REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 651 N. Broad St., Suite 206, Middletown, Delaware, 19709, in the county of New Castle. The name of its registered agent at such address is Legalinc Corporate Services, Inc.

ARTICLE III: PURPOSE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV: DEFINITIONS

“Restated Certificate” means this Second Amended and Restated Certificate of Incorporation.

ARTICLE V: AUTHORIZED SHARES

The total number of shares of all classes of stock that the Corporation has authority to issue is 50,000,000, consisting of (a) 50,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”).

A. COMMON STOCK

1.             General. The Corporation shall by resolution of the Board of Directors designate shares of Common Stock as either Class A Shares or Class B Shares. The Class A Shares and the Class B shares shall be identical in all respects except as otherwise expressly set forth in this Part A of Article V.

2.             Voting. The holders of the Class A Shares are entitled to one vote for each Class A Share held at all meetings of stockholders (and written actions in lieu of meetings). Except as required by applicable law or as otherwise set forth herein, the holders of Class B Shares shall have no voting rights with respect to such shares; provided that the holders of Class B Shares shall be entitled to vote (one vote for each Class B Share held) to the same extent that the holders of Class A Shares would be entitled to vote on matters as to which non-voting equity interests are permitted to vote pursuant to 12 C.F.R. § 225.2(q)(2) (or a successor provision thereto).

Unless required by law, there shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Restated Certificate) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3.             Exchange of Shares. A holder of Class A Shares that is a bank, savings association, or a holding company or affiliate of a bank or savings association, may at any time choose to make a permanent, irrevocable election to exchange all or any portion of any Class A Shares it holds for Class B Shares. In the event of such an election, each Class A Share for which the holder makes such election shall be exchanged for a Class B Share on a one-for-one basis without the payment of any additional consideration. No fractional shares may be so exchanged in the event of such an election, the Corporation or the Board of Directors, as applicable, shall promptly take all necessary corporate and other actions to effect such exchange, including but not limited to: amending this Restated Certificate to authorize the issuance of any required Class B Shares, issuing any required Class B Shares, and delivering a certificate or certificates representing the Class B Shares for which such holder exchanged its Class A Shares, Such holder shall surrender its certificate or certificates representing the Class A Shares for which it made such election, and such Class A Shares shall be cancelled.

4.             Transfer of Shares. In the event a holder of Class B Shares transfers all or any portion of its Class B Shares to a Permitted Transferee (as defined below), such Permitted Transferee shall be entitled at the time it acquires such shares to elect to exchange all or any portion of such Class B Shares for Class A Shares, in the event of such an election, each Class B Share for which the Permitted Transferee makes such election shall be exchanged for a Class A Share on a one-for-one basis without the payment of any additional consideration. No fractional shares may be so exchanged. In the event of such an election, the Corporation or the Board of Directors, as applicable, shall promptly take all necessary corporate and other actions to effect such exchange, including but not limited to: amending this Restated Certificate to authorize the issuance of any required Class A Shares, issuing any required Class A Shares, and delivering a certificate or certificates representing the Class A Shares for which such Permitted Transferee exchanged its Class B Shares. Such Permitted Transferee shall surrender its certificate or certificates representing the Class B Shares for which it made such election, and such Class B Shares shall be cancelled.

5.             Definitions. As used in this Part A of Article V, the following terms have the meanings set forth below:

(a)           “Regulated Holder” shall mean a bank, savings association, or a holding company or affiliate of a bank or savings association, any party to whom any such entity transfers any shares of common stock, and any transferee of such party.

(b)           “Permitted Transferee” shall mean a person or entity who acquires Class B Shares from a Regulated Holder in any of the following transfers:

(i)            A widespread public distribution;

(ii)          A private placement in which no one party acquires the right to purchase 2% or more of any class of voting securities (as such term is used for purposes of the Bank Holding Company Act of 1956 (the “BHCA”) of this Corporation;

(iii)         An assignment to a single party (e.g. a broker or investment banker) for the purpose of conducting widespread public distribution on behalf of a Regulated Holder and its transferees (other than transferees that are Permitted Transferees); or

(iv)          To a party who would control more than 50% of the voting securities (as such term is used for purposes of the BHCA) of this Corporation without giving effect to the Class B Shares transferred by a Regulated Holder and its transferees (other than transferees that are Permitted Transferees).

ARTICLE VI: PREEMPTIVE RIGHTS.

No stockholder of the Corporation has a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and the stockholder.

ARTICLE VII: THE BOARD OF DIRECTORS

A.             ANNUAL MEETING. The annual meeting of the stockholders for the election of directors to serve on the board of directors of the Corporation (the “Board”) and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the board of directors in its sole and absolute discretion.

B.             NUMBER; CLASS; AND TERM OF DIRECTORS

1.            Number of Directors. The business and affairs of the corporation shall be managed by, or under the direction of, the Board. The total number of directors constituting the entire Board shall not be less than seven (7) nor more than nine (9), with the then-authorized number of directors fixed from time to time by the Board.

2.            Classes of Directors. The Board shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director.

3.            Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the Corporation's first annual meeting of stockholders following the effectiveness of this provision; each director initially appointed to Class II shall serve for an initial term expiring at the Corporation's second annual meeting of stockholders following the effectiveness of this provision; and each director initially appointed to Class III shall serve for an initial term expiring at the Corporation's third annual meeting of stockholders following the effectiveness of this provision; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director's earlier death, resignation or removal.

4.            Removal. Any director or the entire Board may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the corporation entitled to vote in any annual election of directors or class of directors, voting together as a single class.

5.            Vacancies. Vacancies on the Board by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be solely filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director's earlier death, resignation or removal.

ARTICLE VIII: BYLAW PROVISIONS.

A.           AMENDMENT OF BYLAWS. The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation (the “Bylaws”); provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class on an as converted basis, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

B.           QUORUM. Except as otherwise provided by law, or this Restated Certificate, at each meeting of stockholders the presence in person or by proxy of the holders of one-third of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.

C.           BALLOT. Elections of directors need not be by written ballot unless the Bylaws so provide.

D.           MEETINGS AND BOOKS. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board in the Bylaws.

ARTICLE IX: LIABILITY AND INDEMNIFICATION.

A.            LIMITATION. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article VII by the stockholders will not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

B.            INDEMNIFICATION. The following indemnification provisions shall apply to the persons enumerated below.

1.            Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article VIII(B), the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

2.            Prepayment of Expenses of Directors and Officers. The Corporation

shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article VIII(B) or otherwise.

3.            Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article VIII(B) is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4.            Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

5.            Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.

6.            Non-Exclusivity of Rights. The rights conferred on any person by this Article VIII(B) shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Restated Certificate, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

7.            Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8.            Insurance. The Board may, to the full extent permitted by applicable law as it presently exists, or as may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article VIII(B); and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article VIII(B).

9.            Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VIII(B) shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ARTICLE X: CORPORATE OPPORTUNITIES.

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (A) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (B) any holder of Common Stock or Preferred Stock, or any affiliate, partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

ARTICLE XI: PERPETUAL EXISTENCE

The Corporation shall have perpetual existence.

* * * * *

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this [_] day of May, 2023

By:

Appendix B

FORM OF WRITTEN CONSENT

T Stamp Inc.

3017 Bolling Way NE 1st and 2nd Floors

Atlanta, GA 30305

<Shareholder Name>

<Shareholder Address1>

<Shareholder Address2>

<Shareholder Address3>

Control #: 0000 0000 0000

Voting Instructions
You can vote by Internet!

Instead of mailing your written consent, you may choose one of the two voting options outlined below.

VOTE BY INTERNET – www.colonialstock.com/idai2023
▪	You can view the T Stamp Inc. Consent Solicitation Statement and submit your vote online at the website listed above up until 5:00 ET on 5/13/2023. You will need the control number at the left in order to do so.
▪	Follow the instructions on the secure website to complete your vote.
VOTE BY MAIL
•	If you have not voted via the internet, mark, sign and return your written consent to Colonial Stock Transfer, 7840 S 700 E, Sandy, UT 84070.
•	Votes by mail must be received by 5/13/2023

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

The undersigned (the "Stockholder"), being the registered holder of shares of Class A Common Stock, par value $0.01 per share (the "Common Stock") of T Stamp Inc., a Delaware corporation (the "Company"), acting pursuant to Section 228 of the Delaware General Corporation Law and pursuant to the bylaws of the Company, does hereby irrevocably consent to the adoption of the following resolutions with the same force and effect as if adopted at a meeting of the stockholders of the Company duly called and held.

Second Amended and Restated Certificate of Incorporation

WHEREAS, the Company’s Board of Directors has approved the Second Amended and Restated Certificate of Incorporation of the Company included as Exhibit A (the "Second Restated Certificate") to consolidate previously adopted certificates of amendment and remove provisions no longer in effect:

RESOLVED THAT:

1. The Second Restated Certificate is approved.

2. Notwithstanding the approval of the Second Restated Certificate by the undersigned stockholder of the Company, the Company’s Board of Directors may, by resolution, abandon the Second Restated Certificate at any time prior to the effective date of the Second Restated Certificate without any further action by the Company’s stockholders.

3. Any one officer or director of the Company is hereby authorized to take all actions and sign all documents necessary to effect the Second Restated Certificate, including, but not limited to, the signing and filing of the Second Restated Certificate with the Secretary of State of Delaware.

(Select ONE of the following)

FOR: ☐	AGAINST: ☐	ABSTAIN: ☐

If no direction is made, the undersigned stockholder will be deemed to have consented "FOR" the Second Restated Certificate.

No. of shares of Common Stock to which this written consent relates:

Signature of Stockholder	Date

Name of Registered Stockholder

Name and Title of Signatory (if registered stockholder is not an individual)

Ratification of Reverse Split

WHEREAS, the Company’s Board of Directors and majority of the stockholders have previously approved a reverse split of the Company’s Common Stock, which was made effective on March 23, 2023;

WHEREAS, pursuant to the reverse split, every five (5) outstanding shares of Class A Common Stock was combined and became one (1) share of Class A Common Stock, rounding up to the nearest whole number of shares (the “Reverse Split”); and

WHEREAS, the Company is seeking ratification of the Reverse Split by a full vote of the stockholders of the Company:

RESOLVED THAT:

1. The Reverse Split is ratified with its effective date of March 23, 2023.

(Select ONE of the following)

FOR: ☐	AGAINST: ☐	ABSTAIN: ☐

If no direction is made, the undersigned stockholder will be deemed to have consented "FOR" ratification of the Reverse Split.

No. of shares of Common Stock to which this written consent relates:

Signature of Stockholder	Date

Name of Registered Stockholder

Name and Title of Signatory (if registered stockholder is not an individual)

This Consent is being solicited by the Board of Directors of T Stamp Inc.
See following page for additional instructions

Instructions:

•	If the shares of Common Stock to which this Consent relates are registered in the name of two or more persons, each such person must sign the attached form of Consent.

•	If this Consent is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, the Company may require evidence to be provided demonstrating the signatory's authority to act on behalf of the registered holder.

•	If shares of Common Stock are held in different names, a separate Consent must be executed covering each name.

•	Only registered holders of Common Stock (a "Registered Holder") as of 5:00PM on April 6, 2023 (the "Record Date") are eligible to sign and return this Consent. Holders of Common Stock that hold their shares through an intermediary such as a broker, custodian, commercial bank, trust company or other nominee (an "Intermediary") will likely not be the holder of record of those shares of Common Stock (a "Non-Registered Holder"). Non-Registered Holders will not be eligible to directly vote or consent to the actions. Instead, it is likely that the Intermediary is the stockholder of record of those shares of Common Stock that are beneficially owned by you. Persons holding shares Common Stock through an Intermediary should contact their Intermediary to inquire as to how to instruct the Intermediary to consent, withhold consent or abstain to the Proposed Amendment on your behalf.

•	If this Consent relates to fewer than all of the shares of Common Stock held of record as of the Record Date by the Registered Holder providing such Consent, such Registered Holder must indicate on the Consent Form the aggregate number of shares of Common Stock to which the Consent Form relates. Otherwise, the Consent Form will be deemed to relate to all of the shares of Common Stock registered in the name of the Registered Holder.

•	For easy online voting, take note of your control number listed above and enter your votes at www.colonialstock.com/IDAI2023

If you submit your voting ballot online, you do not need to submit the hard copy of this Consent.

•	If submitting a hard copy of this Consent, completed Consents should be returned to the Company at to following address, by mail, no later than May 13, 2023 (the "Consent Deadline").

Colonial Stock Transfer Company, Inc.

7840 S 700 E, Sandy, UT 84070